UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 15, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	34203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 14, 2008, nFinanSe Inc. (the “Company”) entered into a letter of credit accommodation (the “Letter of Credit Accommodation”) with National Penn Bank (the “Lender”) pursuant to which the Company may borrow an amount up to $1,772,750.  The rate of interest charged on any future cash advances made under the Letter of Credit Accommodation, if any, is a floating interest rate of 0.50% per annum in excess of the Wall Street Journal Prime Rate.  Interest on future cash advances, if any, will be calculated for the actual number of days such funds are outstanding, based on a year of 360 days.  Interest is payable under the Letter of Credit Accommodation on a monthly basis.  If the Company defaults in the repayment of any future cash advance under the Letter of Credit Accommodation, the Lender may, in its discretion, increase the interest rate payable by the Company to 3.00% above the interest rate then currently payable by the Company or the maximum interest rate Lender is permitted to charge by law, whichever is less.  As a condition to consummating the Letter of Credit Accommodation, the Company paid a $26,591 fee to the Lender.  The Company will use the Letter of Credit Accommodation as collateral security for performance bonds needed to meet certain state licensing requirements related to the Company’s business.  The foregoing is a summary description of certain terms of the Letter of Credit Accommodation.  The Letter of Credit Accommodation, along with a sample Irrevocable Letter of Credit to be issued thereunder, is attached as Exhibit 99.1 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1 attached hereto.

In connection with securing the Letter of Credit Accommodation, the Lender requested that the Company either secure a guaranty acceptable to Lender or place collateral on account with the Lender.  In response to the Lender’s request, on February 15, 2008, the Company and Jeffrey Porter entered into that certain Guaranty and Indemnification Agreement (the “Porter Guaranty”).  Pursuant to the terms of the Porter Guaranty, Mr. Porter agreed to place collateral in the amount of $1,000,000 (the “Porter Collateral”) on deposit with the Lender in order to secure a portion of the Letter of Credit Accommodation.  In consideration, the Company agreed to pay to Mr. Porter a quarterly sum of $20,000 (2.00% of $1,000,000), such amount payable in cash on or before the 15th of the month following the quarter in which it is earned.  Pursuant to the Porter Guaranty, in the event that the Lender draws upon, or intends to draw upon, the Porter Collateral, the Company has agreed to immediately (i) pay directly to the Lender any sum sought by the Lender or (ii) provide such additional collateral to the Lender to prevent the Lender from drawing on the Porter Collateral.  The Company also agreed to protect, indemnify and hold harmless Mr. Porter from and against all claims and actions of any nature arising from the Porter Guaranty, including but not limited to any loss of the Porter Collateral.  The Company may terminate the Porter Guaranty with 180 days notice to Mr. Porter.  In the event the Company is able to secure other financing or guaranty arrangements deemed by the Company and the Company’s Board of Directors as more favorable to the Company, it may terminate the Porter Guaranty upon 30 days notice to Mr. Porter.  The foregoing is a summary description of certain terms of the Porter Guaranty.  The Porter Guaranty is attached as Exhibit 99.2 and is incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.2 attached hereto.

In further response to the Lender’s request, on February 19, 2008, the Company and Bruce E. Terker, who is currently a member of the Company’s Board of Directors, entered into that certain Guaranty and Indemnification Agreement (the “Terker Guaranty”).  Pursuant to the terms of the Terker Guaranty, Mr. Terker agreed to provide all necessary guaranties and to execute all documents required by the Lender to operate as security for the Company’s obligations under the Letter of Credit Accommodation.  Pursuant to the Terker Guaranty, in the event that the Lender draws upon, or intends to draw upon, the collateral held by the Lender, the Company has agreed to immediately (i) pay directly to the Lender any sum sought by the Lender, (ii) provide such additional collateral to the Lender to prevent the Lender from drawing on the collateral then held by the Lender, or (iii) in the event the Lender draws on the collateral, pay to Mr. Terker any sum drawn plus 5.00% as a penalty.  The Company has agreed to protect, indemnify and hold harmless Mr. Terker from and against all claims and actions of any nature arising from the Terker guaranty, including but not limited to any loss of the collateral held by the Lender.  The Company may terminate the Terker Guaranty with 180 days notice to Mr. Terker.  In the event the Company is able to secure other financing or guaranty arrangements deemed by the Company and the Company’s Board of Directors as more favorable to the Company, it may terminate the Terker Guaranty upon 30 days notice to Mr. Terker.

In consideration for the Terker Guaranty, the Company granted Mr. Terker warrants to purchase 33,912 shares of the Company’s common stock at a purchase price of $3.35 per share (the “Warrant”).  The right to exercise the Warrant into common stock, so long as the Terker Guaranty is in full force and effect, vests as follows: 3,716 shares of common stock on April 1, 2008; 8,455 shares of common stock on June 30, 2008; 8,455 shares of common stock on September 30, 2008; 8,455 shares of common stock on December 31, 2008; and 4,831 shares of common stock on February 15, 2009.  The Warrant expires after a five-year term.  The exercise price is subject to adjustments for common stock splits and reverse stock splits.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its common stock into property or other securities (collectively, the “Triggering Transaction”), the Warrant shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker would have received had Mr. Terker been the record owner, at the time of completion of the Triggering Transaction, of that number of shares of common stock receivable upon exercise of the Warrant, less the aggregate exercise price payable in connection with the exercise of the Warrant.  The Warrant shall not be exercisable by Mr. Terker to the extent (but only to the extent) that, if exercised by Mr. Terker, he or any of his affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of common stock.

The foregoing is a summary description of certain terms of the Terker Guaranty and the Warrant.  The Terker Guaranty and the Warrant are attached as Exhibit 99.3 and Exhibit 99.4, respectively, and are incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.3 and Exhibit 99.4 attached hereto.
Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Letter of Credit Accommodation (together with a sample Irrevocable Letter of Credit to be issued thereunder), dated February 14, 2008, between the Company and the Lender.

99.2 – Guaranty and Indemnification Agreement, dated February 15, 2008, by and between the Company and Jeffrey Porter.

99.3 – Guaranty and Indemnification Agreement, dated February 19, 2008, by and between the Company and Bruce E. Terker.

99.4 – Warrant to Purchase Common Stock, dated February 19, 2008, issued by the Company to Bruce E. Terker.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	February 22, 2008	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document

99.1	Letter of Credit Accommodation (together with a sample Irrevocable Letter of Credit to be issued thereunder), dated February 14, 2008, between the Company and the Lender.

99.2	Guaranty and Indemnification Agreement, dated February 15, 2008, by and between the Company and Jeffrey Porter.

99.3	Guaranty and Indemnification Agreement, dated February 19, 2008, by and between the Company and Bruce E. Terker.

99.4	Warrant to Purchase Common Stock, dated February 19, 2008, issued by the Company to Bruce E. Terker.

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